Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Thomas A. Borner, President and Chief Executive Officer and Robert J. Halloran, Jr., Executive Vice President and Treasurer of PB Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Amendment No. 1 to the Annual Report of the Company on Form 10-K/A for the fiscal year ended June 30, 2016 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas A. Borner
Date: October 25, 2016	Thomas A. Borner
President and Chief Executive Officer

/s/ Robert J. Halloran, Jr.
Date: October 25, 2016
Robert J. Halloran, Jr.
Executive Vice President and Treasurer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to PB Bancorp, Inc. and will be retained by PB Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.